As filed with the Securities and Exchange Commission on April 28, 2006

Registration No. 333-41760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3 REGISTRATION STATEMENT

ON FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFONOW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5045	04-3083360
(State or other jurisdiction	(Primary Standard	(I.R.S. Employer
of incorporation or organization)	Industrial Classification Code Number)	Identification No.)

1875 Lawrence St., Suite 1100 Denver, Colorado 80202 (303) 293-0212
(Address and Telephone Number of Principal Executive Offices)

Mark Geene Chief Executive Officer InfoNow Corporation 1875 Lawrence Street, Suite 1100 Denver, Colorado 80202 (303) 293-0212	Copy to: Robert Mintz, Esq. Hogan & Hartson L.L.P. 1200 Seventeenth Street, Suite 1500 Denver, Colorado 80202 (303) 899-7300
(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-1 relates to the Registration Statement on Form S-3 (File No. 333-41760) (the “Registration Statement”) of InfoNow Corporation (the “Company”) pertaining to 536,842 shares of common stock, $.001 par value, of the Company, which was filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2000.

On February 10, 2006, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 28th day of April, 2006.

INFONOW CORPORATION

By:	/s/ Mark Geene
Mark Geene
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Mark Geene	Chief Executive Officer (Principal Executive	April 28, 2006
Mark Geene	Officer)

/s/ James Medina	Interim Chief Financial Officer (Principal	April 28, 2006
James Medina	Financial and Accounting Officer)

/s/ Jeffrey D. Peotter	Chairman and Director	April 28, 2006
Jeffrey D. Peotter

/s/ Michael W. Johnson	Director	April 28, 2006
Michael W. Johnson

/s/ Allan R. Spies	Director	April 28, 2006
Allan R. Spies

/s/ Duane Wentworth	Director	April 28, 2006
Duane Wentworth